UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

Gladstone Investment Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the Company’s future performance and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s final prospectus supplement for the offering described herein, dated August 14, 2018, and the accompanying base prospectus dated July 13, 2018, as filed with the U.S. Securities and Exchange Commission (“SEC”). The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2018, Gladstone Investment Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp. and Janney Montgomery Scott, LLC, as representatives of the several underwriters named in Exhibit A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 2,600,000 shares of 6.375% Series E Cumulative Term Preferred Stock due 2025, par value $0.001 per share, at a purchase price to the public of $25.00 per share (“Series E Term Preferred Shares”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 390,000 shares of Series E Term Preferred Shares on the same terms and conditions solely to cover over-allotments, if any. The Series E Term Preferred Shares are being offered and sold pursuant to a prospectus supplement, dated August 14, 2018, and a base prospectus, dated July 13, 2018, which are part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-225447). The Company expects the transaction to close on or about August 22, 2018. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The authorization and issuance of the Series E Term Preferred Shares on or about August 22, 2018 materially impacts the rights of the holders of the Company’s common stock (the “Common Stock”) as follows: (i) consistent with the rights of the Company’s existing and outstanding 6.75% Series B Cumulative Term Preferred Shares, par value $0.001 (“Series B Term Preferred Shares”), 6.50% Series C Cumulative Term Preferred Shares, par value $0.001 (“Series C Term Preferred Shares”) and the 6.25% Series D Cumulative Term Preferred Shares (“Series D Term Preferred Shares”), the Certificate of Designation (defined below) prohibits the Company from issuing dividends or making distributions to the holders of its Common Stock while any shares of Series E Term Preferred Shares are outstanding, unless all accrued and unpaid dividends on such Series E Term Preferred Shares are paid in their entirety; (ii) consistent with the rights of the Series B Term Preferred Shares, Series C Term Preferred Shares and Series D Term Preferred Shares, the holders of the Series E Term Preferred Shares, together with the holders of the Series B Term Preferred Shares, Series C Term Preferred Shares, Series D Term Preferred Shares and holders of shares of any other Preferred Stock (defined below), have the exclusive right to elect two directors of the Company; (iii) consistent with the Series B Term Preferred Shares, Series C Term Preferred Shares and Series D Term Preferred Shares in the event that the Company owes accumulated dividends, whether or not earned or declared, on its Series E Term Preferred Shares equal to at least two full years of dividends, the holders of the Series E Term Preferred Shares have the right to elect a majority of the Board; (iv) similar to the Series B Term Preferred Shares, Series C Term Preferred Shares and Series D Term Preferred Shares, the Series E Term Preferred Shares have a liquidation preference equal to $25.00 plus all accrued but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company; and (v) consistent with the voting rights of the Series B Term Preferred Shares, Series C Term Preferred Shares and Series D Term Preferred Shares, the holders of Series E Term Preferred Shares generally vote together with the holders of the Common Stock.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Certificate of Designation of the 6.375% Series E Cumulative Term Preferred Stock due 2025 (the “Certificate of Designation”) setting forth the terms of the Series E Term Preferred Shares created thereby, was filed with the Secretary of State of the State of Delaware on August 15, 2018. The following is a summary of the material terms of the Certificate of Designation, as it pertains specifically to the Series E Term Preferred Shares:

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company’s affairs, holders of the Series E Term Preferred Shares will be entitled to receive a liquidation distribution per share equal to $25.00 per share (the “Liquidation Preference”), plus an amount equal to all accrued but unpaid dividends, if any, and distributions accumulated up to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment.

Dividends

The Series E Term Preferred Shares will pay a monthly dividend at a fixed annual rate of 6.375% of the Liquidation Preference, or $1.5938 per share per year. Cumulative cash dividends or distributions of each share of Series E Term Preferred Stock will be payable monthly when, as and if declared, or under authority granted by the Company’s Board of Directors out of funds legally available for such payment. The first dividend will be declared in September 2018 and expected to be paid on September 30, 2018 to holders of record as of the close of business on September 19, 2018.

Redemption

Term Redemption. The Company is required to redeem all outstanding Series E Term Preferred Shares on August 31, 2025 (the “Redemption Date”) at a redemption price equal to the Liquidation Preference, plus an amount equal to accumulated but unpaid dividends, if any, on such shares up to, but excluding, the Redemption Date. If the Company fails to redeem the Series E Term Preferred Stock pursuant to the mandatory redemption required on August 31, 2025, or in any other circumstance in which the Company is required to redeem the Series E Term Preferred Stock, then the dividend rate will increase by three percent (3.00%) per annum for so long as such failure continues.

Mandatory Asset Coverage Redemption. The Company may also be required to redeem certain outstanding Series E Term Preferred Shares if the Company fails to maintain an Asset Coverage (as defined below) of at least the minimum amount required pursuant to Sections 18 and 61 of the 1940 Act as of the time of any of the following: declaration of dividends or distributions on Common Stock (other than a dividend payable in shares of Common Stock) after deducting such dividend or distribution, the time of purchase by the Company of shares of Common Stock, or issuance of any senior security as defined in the 1940 Act that is stock. If the Company shall fail to maintain such Asset Coverage on the date of the aforementioned instances and such failure is not cured by the date that is ninety (90) calendar days following the date of such failure (referred to in this report as an Asset Coverage Cure Date), the Company is required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of the Company’s preferred stock (which may include the Series E Term Preferred Shares) (the “Preferred Stock”) equal to the lesser of (1) the minimum number of shares of Preferred Stock that will result in the Company having an Asset Coverage ratio of at least the minimum amount required by Sections 18 and 61 of the 1940 Act and (2) the maximum number of shares of Preferred Stock that can be redeemed out of funds legally available for such redemption. Also, at the Company’s sole discretion, the Company may redeem such number of shares of Series E Term Preferred Shares that will result in the Company having an Asset Coverage of up to and including a percentage that is 50% higher than the minimum amount required pursuant to Sections 18 and 61 of the 1940 Act as in effect at such time. “Asset Coverage” for purposes of the Preferred Stock is calculated under Sections 18(h) and 61 of the 1940 Act, in effect on the date of determination, and is determined on the basis of values calculated as of a time within two business days preceding each determination.

Change of Control Redemption. Upon certain change of control triggering events, the Company will be required to redeem all of the outstanding Series E Term Preferred Shares.

Optional Redemption. On or after August 31, 2020, the Company may redeem the Series E Term Preferred Shares in whole or from time to time, in part at its option.

In each of the above cases of redemption, term redemption, mandatory asset coverage redemption, change of control redemption and optional redemption, the Series E Term Preferred Shares are to be redeemed at a redemption price equal to $25.00 per share plus an amount equal to all unpaid dividends and distributions on such share accumulated up to, but excluding, the redemption date. If such redemption date occurs after the applicable record date for a dividend but on or prior to the related dividend payment date, the dividend payable on such dividend payment date to the holders of record of such shares shall be payable to the holders of Series E Term Preferred Shares at the close of business on the applicable record date, and shall not be payable as part of the redemption price.

Voting

Except as otherwise provided in the Company’s Amended and Restated Certificate of Incorporation or as otherwise required by law (1) each holder of the Preferred Stock (including the Series E Term Preferred Shares) will be entitled to one vote for each share of Preferred Stock held by such holder on each matter submitted to a vote of the Company’s stockholders and (2) the holders of all outstanding Preferred Stock and Common Stock will vote together as a single class; provided that holders of Preferred Stock, voting separately as a class, will elect at least two of the Company’s directors and will be entitled to elect a majority of the Company’s directors if the Company fails to pay dividends on any outstanding shares of Preferred Stock in an amount equal to two full years of dividends and continuing during that period until the Company corrects that failure. Preferred Stock holders will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of Preferred Stock.

Issuance of Additional Preferred Stock

So long as any shares of the Preferred Stock (including the Series E Term Preferred Shares) are outstanding, the Company may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of its senior securities representing stock under Section 18 and 61 of the 1940 Act, ranking on parity with the Series E Term Preferred Shares as to payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Company, in addition to then-outstanding Preferred Stock, including the Series E Term Preferred Shares, in each case in accordance with applicable law, provided that the Company, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Stock with such proceeds, will have Asset Coverage as required by Sections 18 and 61 of the 1940 Act.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

The Company also issued a press release announcing it plans to redeem all of its outstanding Series B Term Preferred Shares and its Series C Term Preferred Shares, contingent upon the Company’s successful completion of the public offering of its newly designated Series E Term Preferred Stock discussed above. The Company intends to use the net proceeds from the offering of its Series E Term Preferred Stock plus borrowings under its credit facility, as necessary, to redeem all of the outstanding Series B Term Preferred Shares and its Series C Term Preferred Shares. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 14, 2018.

3.1	Certificate of Designation of 6.375% Series E Cumulative Term Preferred Stock.

4.1	Specimen 6.375% Series E Cumulative Term Preferred Stock Certificate.

99.1	Press Release issued by Gladstone Investment Corporation, dated as of August 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation
(Registrant)
August 15, 2018	By:	/s/ Julia Ryan
(Julia Ryan, Chief Financial Officer)